The information in this is preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PRICING SUPPLEMENT
SUBJECT TO COMPLETION DATED MAY 21, 2008
Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-123457
Pricing Supplement No. 6 dated May  , 2008
(To Prospectus dated September 12, 2006, and
Prospectus Supplement dated September 12, 2006)
CUSIP:
ING USA Annuity and Life Insurance Company
Secured Medium-Term Notes
Issued Through
ING USA Global Funding Trust 6 (the “Trust”)
Extendible Floating Rate Notes Due 2013
     The description in this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby, and the Funding Agreement (specified below) to be issued by ING USA Annuity and Life Insurance Company (“ING USA”) to the Trust, supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.
1. The Notes

Principal Amount: $	Purchasing Agent(s) Discount:	$ ( %)

Issue Price: [100]%	Original Issue Date:	May [29], 2008

Net Proceeds to the Trust: $ ( %)	Stated Maturity Date:	The Initial Maturity Date, the Final Maturity Date or any other maturity date resulting from the failure of a holder to elect to extend the maturity of all or a portion of its Notes (as set forth in the attached Schedule of Additional Provisions Relating to the Notes); provided, however, that in no event shall the maturity of any Notes be extended beyond the Final Maturity Date.

	Initial Maturity Date:	June [19], 2009, or, if such day is not a Business Day, the immediately preceding Business Day.

	Final Maturity Date:	June [19], 2013, or, if such day is not a Business Day, the immediately preceding Business Day.

Tranche: 1
Specified Currency: U.S. Dollars

Interest Payment Dates:	Quarterly on the [19]th day of every March, June, September and December, subject to adjustment in accordance with the Modified Following Business Day Convention. The final Interest Payment Date for any

Notes maturing prior to the Final Maturity Date will be the relevant Stated Maturity Date, and interest for the final interest period for any Notes will accrue from and including the Interest Payment Date in the quarter immediately preceding such relevant Stated Maturity Date to but excluding such relevant Stated Maturity Date.
Initial Interest Payment Date: September [19], 2008
Regular Record Date: 15 calendar days prior to the related Interest Payment Date
Type of Interest Rate:      ☐ Fixed Rate      ☑ Floating Rate
     Fixed Rate Notes: ☐Yes ☑ No. If Yes,
          Interest Rate:
     Floating Rate Notes: ☑ Yes ☐ No. If Yes,
          Regular Floating Rate Notes: ☑ Yes ☐ No. If Yes,

Interest Rate:	Three-Month USD LIBOR (except as noted under “Interest Rate Basis”) plus the applicable Spread set forth in the attached Schedule of Additional Provisions Relating to the Notes.

Interest Rate Basis(es):	Three-Month USD LIBOR; provided, however, that for the initial interest period (from and including the Original Issue Date to but excluding the Interest Payment Date occurring in September 2008), the Interest Rate Basis will be an interpolated London interbank offered rate between Three-Month LIBOR and Four-Month LIBOR for deposits in U.S. Dollars, determined on May [27], 2008, the second London banking day prior to the Original Issue Date; provided, further, that for the final interest period related to any Stated Maturity Date, the Interest Rate Basis will be the London interbank offered rate for deposits in U.S. Dollars, based upon (i) One-Month LIBOR, if the final interest period is a period of approximately one month, (ii) Two-Month LIBOR, if the final interest period is a period of approximately two months and (iii) Three-Month LIBOR, if the final interest period is a period of approximately three months.
Floating Rate/Fixed Rate Notes: ☐ Yes ☑ No. If Yes,
          Floating Interest Rate:
          Interest Rate Basis(es):
          Fixed Interest Rate:
          Fixed Rate Commencement Date:
Fixed Rate/Floating Rate Notes: ☐ Yes ☑ No. If Yes,
          Fixed Interest Rate:
          Floating Interest Rate:
          Interest Rate Basis(es):
          Floating Rate Commencement Date:
Inverse Floating Rate Notes: ☐ Yes ☑ No. If Yes,
          Fixed Interest Rate:
          Floating Interest Rate:
          Interest Rate Basis(es):

Initial Interest Rate, if any:	The Initial Interest Rate will be an interpolated London interbank offered rate between Three-Month LIBOR and Four-Month LIBOR for deposits in U.S. Dollars, determined on May [27], 2008, the second London banking day prior to the Original Issue Date plus %.

Initial Interest Reset Date:	September [19], 2008

Interest Rate Basis(es). Check all that apply:
☐ CD Rate	☐ CMT Rate
☐ Commercial Paper Rate	☐ Eleventh District Cost of Funds Rate
☐ EURIBOR	☐ Federal Funds Rate
☑ LIBOR	☐ Prime Rate
☐ Treasury Rate	☐ Constant Maturity Swap Rate
☐ Federal Funds Open Rate

If LIBOR: ☑ LIBOR Reuters ☐ LIBOR Telerate
LIBOR Page: LIBOR01
LIBOR Currency: U.S. Dollars

If CMT Rate:
Designated CMT Telerate Page:
If 7052: ☐ Weekly Average ☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity: 3-month

Spread (+/-): See attached Schedule of Additional Provisions Relating to the Notes

Spread Multiplier: Not applicable

Interest Reset Date(s): Each Interest Payment Date

Interest Rate Determination Date(s): The second London banking day prior to the related Interest Reset Date.

Maximum Interest Rate, if any: Not applicable

Minimum Interest Rate, if any: Not applicable
Calculation Agent, if any: Citibank, N.A.
Exchange Rate Agent, if any: Not applicable
Computation of Interest: Not applicable
Day Count Convention: Actual/360
Amortizing Note: ☐ Yes ☑ No. If Yes,
          Amortizing Schedule:
          Additional/Other Terms:
Discount Note: ☐ Yes ☑ No. If Yes,
          Total Amount of Discount:
          Initial Accrual Period of Discount:
          Additional/Other Terms:
Optional Redemption Provisions: ☐ Yes ☑ No. If Yes,
          Initial Redemption Date:
          Initial Redemption Percentage:
          Annual Redemption Percentage Reduction (if any):
          Redemption:      ☐ In whole only and not in part
                                    ☐ May be in whole or in part
          Additional/Other Terms:
Contingent Redemption: ☑ Yes ☐ No. If Yes,
          Terms: See attached Schedule of Additional Provisions Relating to the Notes
Repayment: ☐ Yes ☑ No. If Yes,
          Repayment Date(s):
          Repayment Price:
          Repayment: ☐ In whole only and not in part
                              ☐ May be in whole or in part
          Additional/Other Terms:

Sinking Fund: Not applicable
Additional Amounts to be Paid for Withholding Tax: Not Applicable
Securities Exchange Listing:     ☐ Yes     ☑ No.     If Yes, Name of Exchange:

Authorized Denominations:	$100,000 and integral multiples of $1,000 in excess thereof; a holder of Notes may elect to extend all or a portion of its Notes solely in Authorized Denominations and the Principal Amount of such Notes remaining after such an election must also be in Authorized Denominations.
Ratings: The Notes issued under the Program are rated AA by Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). ING USA expects the Notes to be rated Aa3 by Moody’s Investors Service, Inc. (“Moody’s”).
Purchasing Agent(s) Purchasing Notes as Principal: ☑ Yes      ☐ No. If Yes,

Purchasing Agent(s)	Principal Amount
Morgan Stanley & Co. Incorporated	$
Goldman, Sachs & Co.	$
HSBC Securities (USA) Inc.	$
ING Financial Markets LLC	$

Total:	$
Purchasing Agent(s) Acting as Agent: ☐ Yes ☑ No. If Yes,

Purchasing Agent(s)	Principal Amount

Total:
Jurisdiction of Organization of the Trust: Illinois
Additional/Other Terms, if any: See attached Schedule of Additional Provisions Relating to the Notes
Special Tax Considerations, if any: See attached Special U.S. Federal Income Tax Considerations
2. The Funding Agreement
Funding Agreement Issuer: ING USA Annuity and Life Insurance Company
Funding Agreement No.: RMTN 6
Deposit: $
Issue Price: [100]%
Net Deposit: $
Effective Date: May [29], 2008

Maturity Date:	The Initial Stated Maturity Date, the Final Stated Maturity Date or any other maturity date resulting from the extension of the maturity of all or any portion of the Funding Agreement by the Trust, as owner of the Funding Agreement, in Authorized Denominations and as set forth in the attached Schedule of Additional Provisions Relating to the Funding Agreement; provided, however, that in no event shall the maturity of the Funding Agreement be extended beyond the Final Stated Maturity Date.
Initial Stated Maturity Date: June [19], 2009, or, if such day is not a Business Day, the immediately preceding Business Day.
Final Stated Maturity Date: June [19], 2013, or, if such day is not a Business Day, the immediately preceding Business Day.
Specified Currency: U.S. Dollars

Interest Payment Dates:	Quarterly on the [19]th day of every March, June, September and December subject to adjustment in accordance with the Modified Following Business Day Convention. The final Interest Payment Date will be the Maturity Date, and interest for the interest period immediately preceding such Maturity Date will accrue from and including the Interest Payment Date in the quarter immediately preceding such Maturity Date to but excluding such Maturity Date.
Initial Interest Payment Date: September [19], 2008
Type of Interest Rate:                     ☐ Fixed Rate ☑ Floating Rate
     Fixed Rate Funding Agreement: ☐ Yes ☑ No. If Yes,
          Interest Rate:
     Floating Rate Funding Agreement: ☑ Yes ☐ No. If Yes,
          Regular Floating Rate Funding Agreement: ☑ Yes ☐ No. If Yes,

Interest Rate:	Three-Month USD LIBOR (except as noted under “Interest Rate Basis”) plus the applicable Spread set forth in the attached Schedule of Additional Provisions Relating to the Funding Agreement.

Interest Rate Basis(es):	Three-Month USD LIBOR; provided, however, that for the initial interest period (from and including the Effective Date to but excluding the Interest Payment Date occurring in September 2008), the Interest Rate Basis will be an interpolated London interbank offered rate between Three-Month LIBOR and Four-Month LIBOR for deposits in U.S. Dollars, determined on May [27], 2008, the second London banking day prior to the Effective Date; provided, further, that for the final interest period related to any Maturity Date, the Interest Rate Basis will be the London interbank offered rate for deposits in U.S. Dollars, based upon (i) One-Month LIBOR, if the final interest period is a period of approximately one month, (ii) Two-Month LIBOR, if the final interest period is a period of approximately two months and (iii) Three-Month LIBOR, if the final interest period is a period of approximately three months.
Floating Rate/Fixed Rate Funding Agreement: ☐ Yes ☑ No. If Yes,
          Floating Interest Rate:
          Interest Rate Basis(es):
          Fixed Interest Rate:
          Fixed Rate Commencement Date:
Fixed Rate/Floating Rate Funding Agreement: ☐ Yes ☑ No. If Yes,
          Fixed Interest Rate:
          Floating Interest Rate:
          Interest Rate Basis(es):
          Floating Rate Commencement Date:
Inverse Floating Rate Funding Agreement: ☐Yes ☑ No. If Yes,
                    Fixed Interest Rate:
                    Floating Interest Rate:
                    Interest Rate Basis(es):

Initial Interest Rate, if any:	The Initial Interest Rate will be an interpolated London interbank offered rate between Three-Month LIBOR and Four-Month LIBOR for deposits in U.S. Dollars, determined on May [27], 2008, the second London banking day prior to the Effective Date plus %.

Initial Interest Reset Date:	September [19], 2008

Interest Rate Basis(es). Check all that apply:
☐ CD Rate	☐ CMT Rate
☐ Commercial Paper Rate	☐ Eleventh District Cost of Funds Rate
☐ EURIBOR	☐ Federal Funds Rate
☑ LIBOR	☐ Prime Rate
☐ Treasury Rate	☐ Constant Maturity Swap Rate
☐ Federal Funds Open Rate

If LIBOR: ☑ LIBOR Reuters ☐ LIBOR Telerate

LIBOR Page: LIBOR01
LIBOR Currency: U.S. Dollars

If CMT Rate:
Designated CMT Telerate Page:
If 7052: ☐ Weekly Average ☐ Monthly Average

Designated CMT Maturity Index:

Index Maturity: 3-month

Spread (+/-): See attached Schedule of Additional Provisions Relating to the Funding Agreement

Spread Multiplier: Not applicable

Interest Reset Date(s): Each Interest Payment Date.

Interest Rate Determination Date(s): The second London Banking Day prior to the related Interest Reset Date.

Maximum Interest Rate, if any: Not applicable

Minimum Interest Rate, if any: Not applicable
Computation of Interest: Not applicable
Day Count Convention: Actual/360
Amortizing Funding Agreement: ☐Yes ☑ No. If Yes,
          Amortizing Schedule:

          Additional/Other Terms:
Discount Funding Agreement: ☐Yes ☑ No. If Yes,
          Total Amount of Discount:
          Initial Accrual Period of Discount:
          Additional/Other Terms:
Optional Redemption Provisions: ☐ Yes ☑ No. If Yes,
          Initial Redemption Date:
          Initial Redemption Percentage:
          Annual Redemption Percentage Reduction (if any):
          Redemption: ☐ In whole only and not in part
                               ☐ May be in whole or in part
          Additional/Other Terms:
Funding Agreement Contingent Redemption: ☑ Yes ☐ No. If Yes,
          Terms: See attached Schedule of Additional Provisions Relating to the Funding Agreement
Repayment: ☐Yes ☑ No. If Yes,
          Repayment Date(s):
          Repayment Price:
          Repayment: ☐ In whole only and not in part
                              ☐ May be in whole or in part
          Additional/Other Terms:
Sinking Fund: Not applicable
Additional Amounts to be Paid For Withholding Tax: Not applicable

Authorized Denominations:	$100,000 and integral multiples of $1,000 in excess thereof; the Trust may extend a portion of the Funding Agreement solely in Authorized Denominations.
Ratings: The Funding Agreements issued under the Program are rated AA by S&P. ING USA expects the Funding Agreements to be rated Aa3 by Moody’s.
Additional/Other Terms, if any: See attached Schedule of Additional Provisions Relating to the Funding Agreement

Special Tax Considerations, if any: See attached Special U.S. Federal Income Tax Considerations

SCHEDULE OF ADDITIONAL PROVISIONS RELATING TO THE NOTES
SPREAD:
     The Spread for the Notes for the indicated periods is as follows:

Period	Spread
From and including the Original Issue Date to but excluding the	%
Interest Payment Date occurring in June 2009
From and including the Interest Payment Date occurring in June 2009%
to but excluding the Interest Payment Date occurring in June 2010
From and including the Interest Payment Date occurring in June 2010%
to but excluding the Interest Payment Date occurring in June 2011
From and including the Interest Payment Date occurring in June 2011%
to but excluding the Interest Payment Date occurring in June 2012
From and including the Interest Payment Date occurring in June 2012%
to but excluding the Final Maturity Date
EXTENSION ELECTION / CONTINGENT REDEMPTION:
     The Notes will mature on the Initial Maturity Date, unless the maturity of all or a portion of the Principal Amount of the Notes is extended in accordance with the procedures described below. In no event shall the maturity of the Notes be extended beyond the Final Maturity Date.
     During a notice period relating to an Election Date (as defined below), a holder may elect to extend the maturity of all or any portion of the Principal Amount of such Notes (in Authorized Denominations) so that the maturity of the Notes will be extended to the Corresponding Maturity Date (as defined below) for the immediately following Election Date; provided, however, that if such Corresponding Maturity Date is not a Business Day, the maturity of such Notes will be the immediately preceding Business Day. The Election Dates will take place monthly on the [19]th day of each month commencing on June [19], 2008 and ending on May [19], 2012, except that if any Election Date would otherwise be a day that is not a Business Day, such Election Date will be the immediately succeeding Business Day. The respective Corresponding Maturity Date for each Election Date is 366 calendar days from and including the [19th] calendar day of the next succeeding month following each Election Date (the “Corresponding Maturity Date”). If a holder fails to make an effective election to extend all or a portion of the maturity of its Notes, the Stated Maturity Date of such Notes (or a portion thereof) will be the Corresponding Maturity Date for the immediately preceding Election Date. For example, if a holder fails to make an effective election to extend a portion of its Notes on the Election Date occurring in June 2008, such portion will mature on June [19], 2009.
     To make an effective election on any Election Date, a holder must deliver a notice of election during the notice period for such Election Date. The notice period for an Election Date begins on the 5th Business Day immediately preceding the Election Date and ends on the Election Date. The holder must deliver its notice to the Paying Agent through the normal clearing system channels (described in more detail below), no later than noon, New York City time, on the relevant Election Date. If the Election Date is not a Business Day, the notice period related to such Election Date will be extended until noon, New York City time, on the first Business Day following the Election Date. Each election will be revocable during each day of the notice period until noon, New York City time, on the relevant Election Date, at which time such notice will become irrevocable.
     If, with respect to any Election Date, a holder does not make an election to extend the maturity of all or a portion of the Principal Amount of its Notes, the Principal Amount of such Notes will become due and payable on the earlier of the Initial Maturity Date or such later Corresponding Maturity Date related to the relevant Election Date on which the Notes were not extended. The Principal Amount of the Notes for which such election is not exercised will be represented by a new Note (the “Substitute Note”) issued on such Election Date. The Substitute Note so issued will have the same terms as the Notes, except that it will not be extendible, will have a separate CUSIP number, will be subject to Contingent Redemption (as defined below) and its maturity date will be the earlier of the Initial Maturity Date or such later Corresponding Maturity Date related to the relevant Election Date on which the Notes were not extended. The failure to elect to extend the maturity of all or any portion of a holder’s Notes will be irrevocable and will be binding upon any subsequent holder of such Notes.
     On any Interest Payment Date occurring prior to the Final Maturity Date, if any, the Trust may elect to redeem Notes, in whole or in part, for which an effective election to extend the maturity of such Notes has not been received (a “Contingent Redemption”), upon not less than five (5) Business Days’ notice to the holder of such Notes. The Trust will redeem such Notes at a redemption price equal to 100% of the Principal Amount of such Notes to be redeemed plus any accrued and unpaid interest thereon. For the avoidance of doubt, the Trust will elect to redeem the Notes solely upon the election of ING USA to redeem a corresponding amount under the Funding Agreement (see “Schedule of Additional Provisions Relating to the Funding Agreement”, below).
     The Notes will be issued in registered global form and remain on deposit with DTC, the depositary for the Notes. Therefore, a holder must exercise the option to extend the maturity of its Notes through the depositary. To ensure that the depositary receives timely notice of an election to extend the maturity of all or a portion of the Notes by a holder so that the depositary can deliver notice of such election to Citibank, N.A., as paying agent, prior to the close of business in New York City on the relevant Election Date, a holder must instruct the direct or indirect participant through which it holds an interest in the Notes in accordance with the then applicable operating procedures of the depositary.
     The depositary must receive any notice of election from its participants no later than noon, New York City time, on the relevant Election Date for the depositary to deliver timely notice of the election by a holder to Citibank, N.A., as paying agent. Different firms have different deadlines for accepting instructions from their customers. A holder should consult the direct or indirect participant through which it holds an interest in the Notes to ascertain the deadline for ensuring that timely notice will be delivered to the depositary.
SCHEDULE OF ADDITIONAL PROVISIONS RELATING TO THE FUNDING AGREEMENT
SPREAD:
     The Spread for the Funding Agreement for the indicated periods is as follows:

Period	Spread
From and including the Effective Date to but excluding the Interest	%
Payment Date occurring in June 2009
From and including the Interest Payment Date occurring in June 2009%
to but excluding the Interest Payment Date occurring in June 2010
From and including the Interest Payment Date occurring in June 2010%
to but excluding the Interest Payment Date occurring in June 2011
From and including the Interest Payment Date occurring in June 2011%
to but excluding the Interest Payment Date occurring in June 2012
From and including the Interest Payment Date occurring in June 2012%
to but excluding the Final Stated Maturity Date
EXTENSION ELECTION / CONTINGENT REDEMPTION:
      The Funding Agreement will mature on the Initial Stated Maturity Date, unless the maturity of all or a portion of the Funding Agreement is extended in accordance with the procedures described below. In no event shall the maturity of the Funding Agreement be extended beyond the Final Stated Maturity Date.
     On a Funding Agreement Election Date (as defined below), to the extent corresponding elections to extend all or a portion of the Notes are made by the holders thereof on an Election Date, the Trust shall elect to extend the maturity of the Funding Agreement with respect to all or a corresponding portion of the Deposit (in Authorized Denominations) so that the maturity of the Funding Agreement with respect to the entire Deposit or such portion thereof will be extended to the date which is 366 calendar days from and including the [19th] calendar day of the next succeeding month following each Funding Agreement Election Date (the “Corresponding Funding Agreement Maturity Date”). If no election is made, the Maturity Date of the Funding Agreement is the Corresponding Funding Agreement Maturity Date for the immediately preceding Funding Agreement Election Date.
     To make the Trust’s election effective on any Funding Agreement Election Date, the Trust must deliver to ING USA a notice of election on the Funding Agreement Election Date, which notice will be irrevocable. With respect to any

Election Date for the Notes, the “Funding Agreement Election Date” shall be the second Business Day immediately following such Election Date.
     If the Trust does not make an election to extend the maturity of the Funding Agreement with respect to all or any portion of the Deposit (in Authorized Denominations) on a Funding Agreement Election Date, the Deposit or any portion thereof for which the Trust has failed to make such an election will become due and payable on the earlier of the Initial Stated Maturity Date or such later Corresponding Funding Agreement Maturity Date related to the relevant Funding Agreement Election Date on which the Funding Agreement was not extended, or, if such day is not a Business Day, the immediately preceding Business Day.
     On any Interest Payment Date occurring prior to the Final Stated Maturity Date, if any, ING USA may elect to redeem that portion of the Funding Agreement for which an effective election to extend the maturity of such portion has not been received, upon not less than seven (7) Business Days’ notice to the Trust. ING USA will redeem such portion of the Funding Agreement at a redemption price equal to 100% of such portion to be redeemed plus any accrued and unpaid interest thereon.
SPECIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
Circular 230
     Any discussions of U.S. federal tax matters set forth herein were written in connection with the promotion and marketing by the Trust. Such discussions were not intended or written to be legal or tax advice to any person and were not intended or written to be used, and they cannot be used, by any person for the purpose of avoiding any U.S. federal tax penalties that may be imposed on such person. Each investor should seek advice based on its particular circumstances from an independent tax advisor.
     Notwithstanding anything to the contrary contained herein, each prospective investor (and each employee, representative, or other agent of each prospective investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described herein and all materials of any kind that are provided to the prospective investor relating to such tax treatment and tax structure (as such terms are defined in Treasury Regulation section 1.6011-4). This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.
Discussion
     The following discussion is based on the opinion of Sidley Austin llp, special U.S. federal income tax counsel to the Trust (“Special Tax Counsel”). This summary supplements, and should be read in conjunction with, the discussion in the accompanying prospectus supplement under the caption “Material United States Federal Income Tax Considerations.”
     The following discussion describes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes and of the Substitute Notes. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and existing, temporary and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions, all as currently in effect and all of which are subject to change, possibly with retroactive effect. This discussion deals only with Notes purchased by a U.S. Holder, as defined below, on original issuance and Notes and Substitute Notes (if applicable) held as capital assets, within the meaning of section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to investors in light of their particular circumstances or to holders subject to special rules, such as persons other than U.S. Holders, insurance companies, banks, tax-exempt organizations, dealers in securities or foreign currencies, traders in securities that elect the mark-to-market method of accounting, persons holding the Notes as part of a hedging transaction, straddle, conversion transaction, or other integrated transaction, certain former U.S. citizens and resident aliens, persons liable for the alternative minimum tax or U.S. Holders whose functional currency, as defined in section 985 of the Code, is not the U.S. dollar.
     As used in this section, the term “U.S. Holder” means a beneficial owner of a note who or that is a U.S. person. The term “U.S. person” means (i) a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust; and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as U.S. persons before August 20, 1996 that elect to continue to be so treated to the extent provided in Treasury regulations shall be considered U.S. persons.
     If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Notes or Substitute Notes, the federal income tax treatment for a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Thus, partners in a partnership holding Notes or Substitute Notes should consult their own tax advisors.
     Persons considering the purchase of the Notes should consult with their own tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
Interest on Notes and Sale of Notes
     For the reasons discussed below, the interest rates on the Notes and the Substitute Notes should be treated as “qualified floating rates,” and thus the Notes and the Substitute Notes should qualify as “variable rate debt instruments” for U.S. federal income tax purposes. Accordingly, payments of interest on the Notes and the Substitute Notes should be included by a U.S. Holder as ordinary income at the time the interest is paid or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. U.S. Holders will generally recognize capital gain or loss on the sale, exchange, redemption or retirement of the Notes and the Substitute Notes in an amount equal to the difference between the amount realized on the sale, exchange, redemption or retirement (excluding any amount attributable to accrued but unpaid interest, which will generally be taxed as such) and the U.S. Holder’s tax basis in the Notes or the Substitute Notes.
U.S. Holders that Elect to Extend Maturity Date
     An election to extend the maturity of all or any portion of the Principal Amount of the Notes in accordance with the procedures described herein should not be a taxable event for U.S. federal income tax purposes. Special Tax Counsel has reached this conclusion based, in part, upon the Treasury regulations governing original issue discount on debt instruments (the “OID Regulations”).
     Pursuant to Treasury regulations governing modifications to the terms of debt instruments (the “Modification Regulations”), the exercise of an option by a holder of a debt instrument to defer any scheduled payment of principal is a taxable event if, based on all the facts and circumstances, such deferral is considered material under the Modification Regulations. The Modification Regulations do not specifically address the unique features of the Notes (including their economic equivalence to an approximately [five-year] debt instrument containing put options). However, under the OID Regulations, for purposes of determining the yield and maturity of a debt instrument that provides the holder with an unconditional option or options, exercisable on one or more dates during the term of the debt instrument, that, if exercised, require payments to be made on the debt instrument under an alternative payment schedule or schedules (e.g., an option to extend the maturity of the debt instrument), a holder is deemed to exercise or not exercise an option or combination of options in a manner that maximizes the yield on the debt instrument. Since the Spread will periodically increase during the term of the Notes from an initial amount equal to + [.40]% to an amount equal to + [.50]%, under these rules, as of the Original Issue Date, original holders of the Notes should be deemed to elect to extend the maturity of all of the Principal Amount of the Notes to the Final Maturity Date in accordance with the procedures described above. Accordingly, under these rules, the Final Maturity Date should be treated as the maturity date of the Notes for U.S. federal income tax purposes. Although it is unclear how the OID Regulations should apply in conjunction with the Modification Regulations to the Notes, Special Tax Counsel is of the opinion that, based upon the OID Regulations, an election to extend the maturity of all or any portion of the Principal Amount of the Notes in accordance with the procedures described above should not be a taxable event for U.S. federal income tax purposes. In addition, the Notes should not constitute contingent payment debt instruments that would be subject to certain Treasury regulations governing contingent payment obligations (the “Contingent Payment Regulations”).
     Under the treatment described above, the Notes should be treated as having been issued with de minimis original issue discount. Therefore, the Notes should not be treated as having been issued with original issue discount for U.S. federal income tax purposes.
     Prospective investors should note that, in particular because of the absence of authority directly addressing the unique features of the Notes, no assurance can be given that the Internal Revenue Service (the “IRS”) will accept, or that the courts will uphold, the characterization and the tax treatment of the Notes described above. If the IRS were successful in asserting that an election to extend the maturity of all or any portion of the Principal Amount of the Notes is a taxable event for U.S. federal income tax purposes, then Special Tax Counsel has indicated that investors would be required to recognize any gain (but possibly not loss) inherent in the Notes at such time upon the exercise of such election. Because the Notes bear interest at variable rates, the Trust believes that changes in market interest rates are unlikely to have a significant effect on the market value of the Notes. The market value of the Notes, however, is impossible to predict and there can be no assurance that a U.S. Holder that makes such an election will not recognize a taxable gain if the election is treated as a taxable event.
     Also, if the IRS were successful in asserting that the Notes were subject to the Contingent Payment Regulations, Special Tax Counsel has indicated that the timing and character of income thereon would be affected. Among other things, investors may be required to accrue original issue discount income, subject to adjustments, at a “comparable yield” on the issue price. Furthermore, any gain recognized with respect to the Notes would generally be treated as ordinary income.
U.S. Holders that Do Not Elect to Extend Maturity Date
     If a U.S. Holder does not elect to extend the maturity date of the Notes as of any election date, the U.S. Holder should not be subject to U.S. federal income tax in connection with that non-election and should be subject to U.S. federal income tax on the Substitute Notes as described under “—Interest on Notes and Sale of Notes.”
Information Withholding and Backup Withholding
     In general, payments of interest on the Notes and Substitute Notes to, and payment of the proceeds from the sale of the Notes and Substitute Notes by, a non-corporate U.S. Holder will be subject to information reporting requirements. In addition, such payments may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number or certification of exempt status and otherwise complies with the backup withholding rules.
     The foregoing is a summary of the views of Special Tax Counsel and is not to be construed as tax advice for investors. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in, and extending the maturity of, the Notes.